                                                                    EXHIBIT 4(c)


                              AMENDED AND RESTATED
                      FIVE YEAR REVOLVING CREDIT AGREEMENT

         This Amended and Restated Five Year Revolving Credit Agreement is made and entered into this 3rd day of January, 2000 by and among The Sherwin-Williams Company ("Company"), whose principal place of business is located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association ("CBT"), as Administrative Agent, The Chase Manhattan Bank ("Chase"), as the Competitive Advance Facility Agent, and the financial institutions listed on Schedule A hereto together with each of their successors and assigns (collectively referred to as the "Lenders" and individually a "Lender").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company, CBT, Chase and certain of the Lenders previously entered into that certain Five Year Revolving Credit Agreement, dated January 3, 1997, which agreement was subsequently amended effective March 31, 1997 and January 3, 1999, pursuant to which the Lenders agreed to make available to the Company a certain principal amount of money to be used by the Company for general corporate purposes including, but not limited to, commercial paper backup, general working capital, acquisitions of assets, stock or other ownership interests and repurchases or redemptions of securities; and

         WHEREAS, the Company, CBT, Chase and the Lenders desire to amend and restate such Five Year Revolving Credit Agreement, as amended, on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

                             ARTICLE I: DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

"ADMINISTRATIVE AGENT" shall mean Chase Bank of Texas, National Association, or any successor Lender appointed by the Company and approved by the holders of fifty-one percent (51%) by amount of the Commitments.

"ALTERNATE BASE RATE" shall mean the higher of: (i) the rate of interest in effect for any given day as publicly announced from time to time by the Administrative Agent as its "prime rate" and (ii) the Federal Funds Rate plus 50 basis points. Any change by the Administrative Agent of its "prime rate" shall take effect at the opening of business on the day specified in the public announcement of such change.

"ALTERNATE BASE RATE LOAN" shall mean a Loan bearing interest at the Alternate
         Base Rate.

"BANKING DAY" shall mean a day, other than a Saturday or Sunday, on which New
         York banks are open for the transaction of business.

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"COMMITMENT" shall mean the obligation of each Lender to make Loans under
         Sections 2.1A or 2.1C, up to the amount set opposite the name of such Lender as set forth on such Lender's signature page hereto (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

"COMMITMENT PERIOD" shall mean the period which commences on the Effective Date and terminates on the Termination Date.


"COMPETITIVE ADVANCE FACILITY AGENT"  shall mean The Chase Manhattan Bank.

"COMPETITIVE BID" shall mean an offer by a Lender to make a Competitive Loan in accordance with Section 2.1D.

"COMPETITIVE BID RATE" shall mean, with respect to any Competitive Bid, the Competitive Libor Rate or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

"COMPETITIVE BID REQUEST"  shall mean a request by the Company for Competitive
         Bids in accordance with Section 2.1D.

"COMPETITIVE BORROWING" shall mean a borrowing by the Company in response to a Competitive Bid Request.

"COMPETITIVE LIBOR INTEREST PERIOD" shall mean a period of one, two, three, six or, if available to all of the Lenders, twelve months (as selected by the Company) commencing on the applicable borrowing date of each Competitive Libor Loan hereunder; provided, however, that no Competitive Libor Interest Period shall end after the Termination Date.

"COMPETITIVE LIBOR LOAN" shall mean a Competitive Loan bearing interest at a rate based on LIBOR.

"COMPETITIVE LIBOR RATE" shall mean, with respect to a Competitive LIBOR Loan, LIBOR plus the applicable margin specified by the Lender making such Competitive Loan in its Competitive Bid.

"COMPETITIVE LOAN" shall mean a Loan made pursuant to Section 2.1D.

"COMPETITIVE NOTE" shall mean a Note or Notes executed and delivered pursuant to
         Section 2.1D.

"CONSOLIDATED NET WORTH" shall mean the excess of the net book value of the assets of the Company and its Consolidated Subsidiaries over all of their liabilities (other than Subordinated Indebtedness), as determined on a consolidated basis in accordance with generally accepted accounting principles as applied by the Company in the calculation of such amount in the Company's then most recent financial statements furnished to its stockholders, plus the aggregate value of all treasury stock purchased after January 3, 1997 (at cost) by the Company (to the extent that the aggregate value of such treasury stock for purposes of this calculation does not exceed Two Hundred Fifty Million Dollars ($250,000,000)). The calculation of Consolidated Net Worth shall exclude any amounts which would otherwise be required to be included therein as a result of the future adoption by the Financial Accounting Standards Board of any policy, statement, rule or regulation requiring the Company to record an accumulative liability on its Financial Report(s).

"CONSOLIDATED SUBSIDIARY" shall mean, at any particular time, every Subsidiary which is consolidated in the Company's financial statements contained in its then most recent Financial Report.

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"DEBT" shall mean, collectively, all indebtedness at any one time outstanding hereunder and owed by the Company to the Lenders pursuant to this Agreement and includes the principal of and interest on all Notes and each conversion, extension, renewal or refinancing thereof in whole or in part, the Facility Fees and any prepayment premium due under Section 2.1A(x).

"DOLLARS" or "$" shall mean any lawful currency of the United States of America.

"EFFECTIVE DATE" shall mean January 3, 2000.

"EUROCURRENCY" shall mean any freely transferable and convertible currency on deposit outside the country of issuance.

"EVENT OF DEFAULT" shall mean any of the events referred to in Article VII hereof.

"FACILITY FEE" shall mean the sum to be paid by the Company to the Administrative Agent on behalf of each Lender on the last Banking Day of each calendar quarter prior to the termination of the Commitments and the repayment of the outstanding Loans, calculated, for each day, as the product of each Lender's Commitment (or, after the termination of such Commitments, each Lender's outstanding Loans), on such day, and the number of basis points set forth in the following table for the highest of the then current ratings assigned to the Company's senior unsecured non-credit enhanced long-term debt by Moodys Investors Service, Inc. ("Moodys") or Standard & Poor's Ratings Group ("S&P") on such day:

----------------------------------------------------------------------------

                  MOODYS OR S&P                         BASIS POINTS
----------------------------------------------------------------------------

                AA-/Aa3 or above                             6.0
----------------------------------------------------------------------------

        A-/A3 or above but below AA-/Aa3                     7.0
----------------------------------------------------------------------------

        BBB/Baa2 or above but below A-/A3                   10.0
----------------------------------------------------------------------------

               BBB-/Baa3 or below                           15.0
----------------------------------------------------------------------------

"FEDERAL FUNDS RATE" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day shall be the arithmetic mean, as determined by the Administrative Agent, of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on such day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

"FINANCIAL REPORT" shall mean the annual or periodic report prepared in accordance with generally accepted accounting principles, except as otherwise indicated therein, filed by the Company with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of such Commission) on Form 10-K or 10-Q pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), as then in effect (or any comparable forms under similar Federal statutes then in force), and the most recent financial statements


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

         furnished by the Company to its stockholders (which annual financial statements shall be certified by the Company's independent certified public accountants).

"FIXED RATE LOAN" shall mean a Competitive Loan bearing interest at a Fixed
         Rate.

"FIXED RATE" shall mean, with respect to any Competitive Loan (other than a Competitive Libor Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

"INTEREST ADJUSTMENT DATE" shall mean the last day of each LIBOR Interest
         Period.

"LIBOR" shall mean the average (rounded upward to the nearest 1/16 of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the number of months in the relevant LIBOR Interest Period and in the amount of the LIBOR Loan or Competitive Libor Loan to be disbursed or to remain outstanding during such LIBOR Interest Period, as the case may be, are offered to the Administrative Agent or the Competitive Advance Facility Agent, as the case may be, by the Reference Lender in the London Interbank Eurodollar market, determined as of 11:00 a.m. London time, two (2) London Banking Days prior to the beginning of the relevant LIBOR Interest Period pertaining to a LIBOR Loan or Competitive Libor Loan hereunder, as appropriately adjusted by dividing such average rate by 1.00 minus the applicable Reserve Percentage then in effect.

"LIBOR INTEREST PERIOD" shall mean a period of one, two, three, six or, if available to the Lenders, twelve months (as selected by the Company) commencing on the applicable borrowing date of each LIBOR Loan or Competitive Libor Loan hereunder; provided, however, that if any such period would be affected by a reduction in Commitments as provided in
         Section 2.5 , prepayment as provided in Section 3.5 or maturity of a LIBOR Loan or Competitive Libor Loan as provided in Sections 2.1A or 2.1D , such period shall end on such date; and provided further that no LIBOR Interest Period shall end after the Termination Date. With respect only to that portion of LIBOR Loans (as described in Section 2.1C ) during the two (2) year Term Loan period which represents a mandatory semi-annual installment of principal, the Company may not select a LIBOR Interest Period the maturity of which would extend beyond the due date of such installment payment without becoming subject to the provisions of Section 2.1A(x).

"LIBOR LOAN" shall mean a Loan bearing interest at a rate based on LIBOR.

"LOAN" shall mean the indebtedness of the Company with respect to each advance of funds by a Lender hereunder.

"LONDON BANKING DAY" shall mean a day, other than a Saturday or Sunday, on which banks are open for business in London, England and New York, New York, quoting deposit rates for Dollar deposits.

"MAJORITY LENDERS" shall mean Lenders with an aggregate of sixty-six and two-thirds percent (66 2/3%) or more of the Commitments (or, if the Commitments have been terminated, outstanding Loans) on the relevant date.

"MARGIN" shall mean the number of basis points set forth in the following table for the highest of the then current ratings assigned to the Company's senior unsecured non-credit-enhanced long-term debt by Moodys or S&P:


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--------------------------------------------------------------------------

                 MOODY'S OR S&P                       BASIS POINTS
--------------------------------------------------------------------------

                AA-/Aa3 or above                          12.75
--------------------------------------------------------------------------

        A-/A3 or above but below AA-/Aa3                  15.5
--------------------------------------------------------------------------

        BBB/Baa2 or above but below A-/A3                 20.0
--------------------------------------------------------------------------

               BBB-/Baa3 or below                         25.0
--------------------------------------------------------------------------

"MATERIAL" shall mean the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) or more of Consolidated Net Worth.

"MONEY MARKET NOTE" shall mean a Note or Notes executed and delivered pursuant to Section 2.1B.

"MONEY MARKET RATE" shall mean, with respect to any period of days selected by the Company, commencing on the applicable borrowing date for a Money Market Rate Loan, the rate of interest per annum quoted by any Lender to the Company for such Money Market Rate Loan.

"MONEY MARKET RATE LOAN" shall mean a Loan with an interest rate equal to the Money Market Rate and as otherwise defined in Section 2.1B.

"NOTE" or "NOTES" shall mean a note or notes executed and delivered pursuant to Sections 2.1A, 2.1B, 2.1C or 2.1D.

"NOTICE" shall mean a notice given pursuant to Section 10.5.

"OTHER FEES" shall mean the annual administration fee to be paid by the Company to CBT and the auction administration fee to be paid by the Company to Chase pursuant to the Fee Letter ("Fee Letter") dated November 12, 1996 by and among the Company, CBT, Chase and Chase Securities, Inc.

"OUTSTANDING MAJORITY LENDERS" shall mean Lenders with an aggregate of sixty-six and two-thirds percent (66 2/3%) or more of the principal amount of Loans on the relevant date.

"PERCENTAGE" shall mean, as to any Lender (as set forth on such Lender's signature page hereof), the percentage of such Lender's share of the total Commitments of all Lenders; provided that if the Commitments are terminated or reduced pursuant to this Agreement, then "Percentage" shall mean the percentage of such Lender's share of the total Commitments of all Lenders immediately prior to the termination or after the reduction of Commitments (giving effect to any subsequent assignments pursuant to Section 10.9).

"PLAN" shall mean any employee pension benefit plan within the meaning of
         Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), sponsored and maintained by the Company, any Consolidated Subsidiary, or any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company or any Consolidated Subsidiary is a part, for employees thereof.

"POSSIBLE DEFAULT" shall mean an event, condition or thing known to the Company which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would


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


         constitute, any Event of Default and which has not been appropriately waived by the Lenders in writing or fully corrected prior to becoming an Event of Default.

"REFERENCE LENDER" shall mean Chase or any successor Lender appointed by the Company, and satisfactory to the holders of fifty-one percent (51%) by amount of the Commitments or Loans, as the case may be, at any time, upon thirty (30) days prior written notice to the Lenders, to act as the Reference Lender pursuant to the terms of this Agreement.

"REGULATORY CHANGE" shall mean, as to any Lender, any change in United States federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives, guidelines or requests of or under any United States federal, state or foreign laws, treaties or regulations, in each case, enacted after the Effective Date (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.

"RELATED WRITING" shall mean any assignment, mortgage, security agreement, subordination agreement, financial statement, audit report or other writing furnished by the Company or any of its officers to the Lenders pursuant to or otherwise in connection with this Agreement.

"REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of ERISA except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

"RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, but not limited to, any margin reserve requirement and taking into account any transitional adjustments or other scheduled changes in reserve requirements) which is imposed on (a) commercial time deposits having an original maturity of one (1) year or less and which is applicable to the class of Lenders of which the Administrative Agent is a member; or (b) a Lender with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, as the case may be.

"REVOLVING CREDIT LOAN" shall mean a Loan evidenced by a Revolving Credit Note.

"REVOLVING CREDIT NOTE" shall mean a Note evidencing a Loan described in Section
         2.1A.

"SUBORDINATED INDEBTEDNESS" shall mean indebtedness which has been subordinated
         (by written terms or agreement being in form and substance reasonably satisfactory to the holders of fifty-one percent (51%) by amount of the Commitments) in favor of the prior payment in full of the Company's Debt to the Lenders.

"SUBSIDIARY" shall mean an existing or future corporation(s), the majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by the Company or by another such corporation(s) or by any combination of the Company and such corporation(s).

"TERM LOAN" shall mean a Loan evidenced by a Term Note.

"TERM NOTE" shall mean a Note executed and delivered pursuant to Section 2.1C.

"TERMINATION DATE" shall mean 12:01 a.m. New York time on the fifth (5th) anniversary of the Effective Date (except in the case of a Term Loan in which case the Termination Date shall


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

         mean 12:01a.m. New York time on the seventh (7th) anniversary of the Effective Date); provided, however, that commencing with the first
         (1st) anniversary of the Effective Date, and each successive anniversary thereafter, the Termination Date shall be extended automatically by one (1) year periods with respect to any Lender which fails to respond to the Company's notice notifying the Lenders, in writing, of the Company's request for renewal not less than forty-five
         (45) days prior to such anniversary date that it wishes to terminate its Commitment four (4) years from the first anniversary date next following the date written notice of termination was received. Any provisions of the foregoing definition to the contrary withstanding, the "Termination Date" shall mean the foregoing definition unless otherwise set forth on such Lender's signature page.

"TRANSACTIONS" shall mean the execution, delivery and performance by the Company of this Agreement and the borrowings contemplated hereunder.

"VOTING STOCK" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

"WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" shall mean each Consolidated Subsidiary all of whose outstanding stock, other than directors' qualifying shares, shall at the time be owned by the Company and/or by one or more Wholly-Owned Consolidated Subsidiaries.

"364 - DAY FACILITY" shall mean the Amended and Restated 364-Day Revolving
         Credit Agreement, dated December 31, 1999, by and among the Company as borrower, CBT as Administrative Agent, Chase as the Competitive Advance Facility Agent and certain or all of the Lenders.

         Any accounting term not specifically defined in this Article shall have the meaning ascribed thereto by generally accepted accounting principles in effect as of the date of the Company's then most recent Financial Reports unless otherwise indicated.

         The foregoing definitions shall be applicable to the singular and plural of such defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement each Lender will participate to the extent hereinafter provided in making Loans to the Company in such aggregate amounts as the Company shall request; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement during the Commitment Period be in excess of the Commitments which, on the date hereof, total Five Hundred Ninety-Eight Million Four Hundred Thousand Dollars ($598,400,000).



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A.       REVOLVING CREDIT LOANS

         (i) BORROWING RIGHTS AND RESTRICTIONS: Subject to the terms and conditions of this Agreement, during the Commitment Period each Lender will make a Loan or Loans to the Company, pursuant to this Section 2.1A, in such amount or amounts as the Company may request from time to time but not exceeding in aggregate principal amount, at any one time outstanding hereunder, the Commitment of such Lender. Subject to the provisions of this Agreement, the Company shall be entitled under this Paragraph A to borrow funds, repay the same in whole or in part, and reborrow hereunder at any time and from time to time during the Commitment Period. Each Loan made under this Paragraph A shall be made pro-rata according to the Lenders' respective Commitments.

         (ii) LOAN AMOUNTS: The Company shall have the option, subject to the terms and conditions set forth herein, to borrow under this Section 2.1A up to the total of all the Commitments by means of any combination of:

                  (a) Alternate Base Rate Loans which shall be payable on their respective due dates and shall be drawn down in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000); and

                  (b) LIBOR Loans which shall be payable on the last day of the relevant LIBOR Interest Period and shall be drawn down in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000).

         (iii) PROCEDURE FOR BORROWING: The procedure for borrowing under this Section 2.1A shall be as follows:

                  (a) Each such borrowing shall be made upon the Company's written notice ("Notice") to the Administrative Agent (which Notice must be received by the Administrative Agent prior to 11:00 a.m. New York time three (3) London Banking Days prior to the requested borrowing date in the event of a LIBOR Loan and by 11:00 a.m. New York time on the same Banking Day of the proposed date of such borrowing in the event of an Alternate Base Rate Loan). The Notice shall specify:

                           (1)      the amount of such borrowing;

                           (2) the requested borrowing date which shall be a Banking Day or a London Banking Day, as the case may be;

                           (3)      the type of Loan(s) comprising such
                                    borrowing; and

                           (4) the duration of the LIBOR Interest Period for any LIBOR Loan(s) and the maturity date of any Alternate Base Rate Loan(s) (which in either case shall not be later than the Termination Date).

                  (b) The Administrative Agent shall promptly notify each Lender of (i) its receipt of a Notice of borrowing,
                           (ii) the amount of each Lender's pro-rata share of such borrowing; and (iii) the name of the Company's bank, the Company's


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

                           account number and American Banking Association routing number of the bank at which the Company's account is maintained and to which such pro-rata shares shall be routed.

                  (c) Each Lender's pro-rata share of each Revolving Credit Loan shall be delivered by each such Lender to the Company not later than 3:00 p.m. New York time on the requested borrowing date, time being of the essence, in immediately available Dollars by wire transfer to an account of the Company designated by the Company, from time to time in writing to the Administrative Agent, with the account number and American Banking Association routing number of the bank at which such account is maintained.

         (iv) INTEREST RATES: The Company shall pay interest on Revolving Credit Loans:

                  (a) at the Alternate Base Rate on the unpaid principal amount of Alternate Base Rate Loans outstanding from time to time from the date of receipt of funds by the Company until paid, payable on the last Banking Day of each calendar quarter and on the maturity date, computed on the basis of a 365 or 366 day year as the case may be; and

                  (b) at LIBOR plus the applicable Margin (converted to percentage points) on the unpaid principal amount of LIBOR Loans outstanding from time to time from the date on which funds are received by the Company until paid (computed on the basis of a year having 360 days calculated on the basis of the actual number of days elapsed), payable (a) on the last day of the LIBOR Interest Period or (b) every three (3) months in the event any such LIBOR Interest Period exceeds three
                           (3) months.

         (v) PAYMENTS ON REVOLVING CREDIT NOTES, ETC.: All payments of principal and interest shall be made to the Administrative Agent in immediately available funds for the account of the Lenders by no later than 3:00 p.m. (New York time) on the applicable payment date. The Administrative Agent shall promptly distribute to each Lender its ratable share of the principal and interest received by it for the account of such Lender. Each Lender shall endorse each Revolving Credit Note held by it or otherwise make appropriate book entries evidencing each payment of principal made thereon, it being understood, however, that any Lender's failure to record appropriate information on the grid(s) attached to any such Note shall in no way affect the obligation of the Company under this Agreement or under any such Note. Whenever any payment to be made hereunder, including without limitation, any payment to be made on any Note, shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next Banking Day (but in any event not later than its maturity date) and such extension of time shall in each case be included in the computation of the interest payable on such Note. Notwithstanding the previous sentence, in the case of any LIBOR Loan, if the next Banking Day is in a month other than the month the payment was originally due, such payment may be made on the immediately preceding Banking Day and such reduction of time shall in each case be considered in the computation of the interest payable on such Note.

         (vi) REVOLVING CREDIT NOTES: The obligation of the Company to repay the Alternate Base Rate Loans and the LIBOR Loans made by each Lender and to pay interest thereon shall be evidenced by non-negotiable Revolving Credit Notes of the Company substantially in the form of Schedule B hereto, with appropriate insertions,


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

                  dated the date of execution thereof by the Company and payable to the order of such Lender on the maturity date of such Loan, in the principal amount indicated thereon. The principal amount of the Alternate Base Rate Loans and the LIBOR Loans made by each Lender under this Section 2.1A and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Lender from time to time on the grid(s) attached to such Note or by appropriate book entry. The aggregate unpaid amount of Alternate Base Rate Loans and LIBOR Loans set forth on the grid(s) attached to each Revolving Credit Note shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note, it being understood, however, that any Lender's failure to so record appropriate information on the grid(s) attached to its respective Revolving Credit Note shall in no way affect the obligations of the Company under this Agreement or such Note.

         (vii) INTEREST ON LATE PAYMENTS: If any Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision or acceleration of maturity therein or herein contained, the principal thereof and the accrued and unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate from time to time in effect.

         (viii) LOAN REFINANCINGS: If any Revolving Credit Loan is not repaid when due, unless otherwise directed by the Company, and provided no Event of Default exists, (and the Commitment Period has not terminated), the Lenders shall refinance such Loans with Alternate Base Rate Loans unless otherwise provided in this Agreement. Such automatic Loans shall be deemed to have repaid the principal in full of each prior Loan such that no Event of Default would exist.

         (ix) CONVERSION: At the Company's option, the Company may at any time or from time to time, except if an Event of Default exists, convert a LIBOR Loan or an Alternate Base Rate Loan to any one of the other types of Loans; provided, however, in the case of LIBOR Loans any such conversion may only be made on the Interest Adjustment Date applicable thereto. Such conversion shall not be deemed to be a prepayment. The provisions of this subsection shall apply with respect to voluntary conversions or conversions required hereunder. The Company, through the Administrative Agent, shall give written or telephonic notice to the Lenders of each conversion by 11:00 a.m., New York time (a) on the date of such conversion if such conversion is to Alternate Base Rate Loans, and (b) at least two (2) London Banking Days prior to the date of such conversion if such conversion is to LIBOR Loans. Each such notice shall be effective upon receipt by the relevant Lender and shall specify the date and amount of such conversion, the type of Loans to be converted and the type of Loans to be converted into. Each conversion shall be in an aggregate amount of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000).

         (x)      PREPAYMENT.

                  (a) As to Alternate Base Rate Loans, the Company shall have the right at any time or from time to time, upon one (1) Banking Day's prior written notice to the Administrative Agent, without the payment of any premium or penalty to prepay on a pro-rata basis, all or any part of the principal amount of the Revolving Credit Notes then outstanding as designated by the Company plus interest accrued on the amount so prepaid to the date of such prepayment.

                  (b) As to LIBOR Loans, the Company shall have the right at any time or from time to time, upon four (4) London Banking Days' prior written notice to the Administrative Agent, to prepay on a pro-rata basis, all or any part of the principal amount of the Revolving Credit Notes then outstanding as designated by the Company, plus interest accrued on the amount so prepaid to the date of such prepayment. If LIBOR, as determined as of 11:00 a.m. London time three (3) London Banking Days prior to the date of prepayment (hereinafter "Prepayment LIBOR"), shall be lower than the last LIBOR previously determined for the LIBOR Loan(s), with respect to which prepayment is intended to be made (hereinafter "Last LIBOR"), then the Company shall promptly pay each of the Lenders, in immediately available funds, a prepayment premium measured by a rate (the "Prepayment Premium Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, the Company shall apply a rate equal to LIBOR (for a deposit approximately equal to the amount of such prepayment) which would be applicable to a LIBOR Interest Period commencing on the date of such prepayment and having a duration equal to the LIBOR Interest Period described in
                           Article I hereof with a length closest to the remaining duration of the actual LIBOR Interest Period during which such prepayment is to be made. The Prepayment Premium Rate shall be applied to all or such part of the principal amount of the Revolving Credit Notes as related to the LIBOR Loans to be prepaid, and the prepayment premium shall be computed for the period commencing with the date on which said prepayment is to be made to that date which coincides with the last day of the LIBOR Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000). Notwithstanding the above, no prepayment premium shall be due and owing by the Company if the Company makes such payment on the Interest Adjustment Date applicable to the Loan being paid. In the event the Company fails to borrow or convert into a proposed LIBOR Loan subsequent to the delivery to the Lenders of the notice of the proposed date, aggregate amount and initial LIBOR Interest Period of such Loan, but prior to the draw down of funds thereunder, such failure to borrow or convert shall be treated as a prepayment subject to such prepayment premium.

B.       MONEY MARKET RATE LOANS

         (i) BORROWING RESTRICTIONS: Subject to the terms and conditions of this Agreement, during the Commitment Period each Lender may make (but is not obligated to make) a Money Market Rate Loan to the Company in such amount or amounts as the Company may from time to time request, provided that the sum of the total Loans outstanding under Sections 2.1A, 2.1B and 2.1C plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Commitments which, on the date hereof, total Five Hundred Ninety-Eight Million Four Hundred Thousand Dollars ($598,400,000). Subject to the provisions of this Agreement, the Company shall be entitled under this Paragraph B to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time from any Lender making Money Market Rate Loans to the Company. The Administrative Agent shall not be involved, in its capacity as such agent, in any borrowing(s) by the Company under this
                  Section 2.1B; provided, however, the Administrative Agent shall be advised by the Company of each such borrowing hereunder. The procedures for any such Loan shall be as agreed upon by the Company and each Lender making a Loan under Paragraph B.

         (ii) LOAN AMOUNTS: The Company shall have the option, subject to the terms and conditions set forth herein, to borrow under this Section 2.1B from any Lender, that agrees to make such Loan, an amount not to exceed the total of all Commitments in amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000).

         (iii) INTEREST RATES: The Company shall pay interest on the unpaid principal amount of any Money Market Rate Loan outstanding from time to time from the date on which funds are received by the Company until paid, at the Money Market Rate. Except as may be otherwise agreed by the Company and the Lender making a Money Market Rate Loan, interest shall be payable at the maturity of such Loan and shall be computed on the basis of a 365 or 366 day year, as the case may be.

         (iv) MONEY MARKET NOTES: The obligation of the Company to repay Money Market Rate Loans and to pay interest thereon shall be evidenced by a Money Market Note substantially in the form of Schedule C hereto, dated the date of execution thereof by the Company and payable to the order of the applicable Lender in accordance with the terms and conditions of such Money Market Note.

         (v) PAYMENT: All payments of principal and interest due on Money Market Rate Loans shall be paid by the Company directly to any Lender making a Money Market Rate Loan to the Company. Any such Loans hereunder shall be paid on the date specified in the applicable Money Market Note.

         (vi) INTEREST ON LATE PAYMENTS: If any Money Market Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein or herein contained, the principal thereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate from time to time in effect.

C.       TERM LOAN

         (i) BORROWING RIGHTS AND RESTRICTIONS: Subject to the terms and conditions of this Agreement, at any time prior to the end of the Commitment Period, each Lender will make a two (2) year Term Loan to the Company in such amount, if any, as the Company may request, but not exceeding the Commitment of such Lender then in effect. In the event the Company makes borrowings under this Section 2.1C, no further borrowing shall be made under Section 2.1A, notwithstanding anything in this Agreement to the contrary. Any prepayment of the Notes outstanding under this

                  Section 2.1C shall be subject to Section 2.1A(x) hereof. The proceeds of each Term Loan shall be delivered to the Company not later than 3:00 p.m. New York time on the last day of the notice period set forth in Section 2.1C(iii), time being of the essence, in immediately available Dollars by wire transfer to an account of the Company designated by the Company, from time to time in writing to the Administrative Agent (who shall notify each Lender), with the account number and American Banking Association routing number of the bank at which such account is maintained.

         (ii) LOAN AMOUNTS: Alternate Base Rate Loans and LIBOR Loans shall be in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000), but either may be in lesser amounts with respect to mandatory semi-annual installments of principal or as a result of such semi-annual installments of principal having been made.

         (iii) PROCEDURES FOR BORROWING: The procedures for borrowing under this Section 2.1C shall be as follows:

                  (a) Any such borrowing prior to the scheduled Termination Date shall be made pro-rata among the Lenders and shall be made upon the Company's written notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 a.m. New York time three (3) London Banking Days prior to the requested borrowing date in the event of a LIBOR Loan and by 11:00 a.m. New York time on the same Banking Day of the proposed date of such borrowing in the event of an Alternate Base Rate
                           Loan). Such notice shall specify:

                           (1)      the amount of such borrowing;

                           (2) the requested borrowing date which shall be a Banking Day or a London Banking Day, as the case may be;

                           (3)      the type of Loan(s) comprising such
                                    borrowing; and

                           (4) the duration of the LIBOR Interest Period for any LIBOR Loan(s) and the maturity date of any Alternate Base Rate Loan(s).

                  (b) The Administrative Agent shall promptly notify each Lender of (i) its receipt of the Company's Notice of borrowing, (ii) the amount of each Lender's pro-rata share of such borrowing, and (iii) the name of the Company's bank, the Company's account number and American Banking Association routing number of the bank at which the Company's account is maintained and to which such pro-rata shares shall be routed.

                  (c) Each Lender's pro-rata share of each Term Loan shall be delivered by each such Lender to the Company not later than 3:00 p.m. New York time on the last day of the notice period set forth herein, time being of the essence, in immediately available Dollars by wire transfer to an account of the Company designated by the Company, from time to time in writing to the Administrative Agent, with the account number and American Banking Association routing number of the bank at which such account is maintained.

         (iv)     INTEREST RATES:

                  (a) If the Term Loans are Alternate Base Rate Loans, the Company shall pay interest (computed on the basis of a year having 365 or 366 days, as the case may be) on the unpaid principal amount thereof outstanding from time to time from the date of such Loan until paid, payable quarterly in arrears, during the term of such Loan and upon prepayment and if not paid at maturity thereof at the Alternate Base Rate plus one-quarter of one percent (1/4%) per annum. Any change in such rate resulting from a change in the Alternate Base Rate shall be effective immediately from and after such change in the Alternate Base Rate.

                  (b) If the Term Loans are LIBOR Loans, the Company shall pay interest (computed on the basis of a year having 360 days and calculated on the basis of the number of days elapsed) at a fixed rate for each LIBOR Interest Period on the unpaid principal amount of LIBOR Loans outstanding from time to time from the date of such Loan until paid, payable on each Interest Adjustment Date with respect to a LIBOR Interest Period (provided that if a LIBOR Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such LIBOR Interest Period), at LIBOR plus one-quarter of one percent (1/4%) per annum, fixed in advance of each LIBOR Interest
                           Period as herein provided for each LIBOR Interest Period.

         (v) LOAN CONVERSIONS: All of the Term Loans outstanding at any time must be either Alternate Base Rate Loans or LIBOR Loans, but the Lenders, at the request of the Company, shall convert Alternate Base Rate Loans to LIBOR Loans at any time, except if an Event of Default exists, and shall convert LIBOR Loans to Alternate Base Rate Loans permitted by this Paragraph C on any Interest Adjustment Date, provided the conditions of
                  Section 2.2 are adhered to by the Company,, applicable to such LIBOR Loan but each request for Loans under this Section 2.1C must either be for Alternate Base Rate Loans or LIBOR Loans. In the event of any conversion under this Section 2.1C, the procedures set forth in Section 2.1A(ix) shall be followed by the Company.

         (vi) TERM LOAN NOTE: The obligation of the Company to repay the Alternate Base Rate Loans and the LIBOR Loans made by each Lender under this Section 2.1C and to pay interest thereon shall be evidenced by a Term Note of the Company substantially in the form of Schedule D, with appropriate insertions, dated the date of execution thereof by the Company and payable to the order of such Lender in the principal amount of its Commitment, or if less, the aggregate unpaid principal amount of Term Loans made hereunder by such Lender, in four (4) semi-annual substantially equal installments, commencing six
                  (6) months from the date thereof. The principal amount of the Alternate Base Rate Loans and LIBOR Loans made by each Lender and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Lender from time to time on the grid(s) attached to such Note or by appropriate book entry. The aggregate unpaid amount of Alternate Base Rate Loans and LIBOR Loans set forth on the grid(s) attached to each Term Note shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note, it being understood, however, that any Lender's failure to so record appropriate information on the grid(s) attached to its respective Note shall in no way affect the obligations of the Company under this Agreement or such Note.

         (vii) INTEREST ON LATE PAYMENTS: If any Term Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, the principal thereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate from time to time in effect.

D.       COMPETITIVE BID LOANS

         (i) BORROWING RIGHTS AND RESTRICTIONS: Subject to the terms and conditions of this Agreement, during the Commitment Period the Company may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans provided that the sum of the total Loans outstanding under Sections 2.1A, 2.1B and 2.1C plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Commitments which, on the date hereof, total Five Hundred Ninety-Eight Million Four Hundred Thousand Dollars ($598,400,000). Subject to the provisions of this Agreement, the Company may, if a Competitive Bid is submitted by a Lender, borrow funds under this Paragraph D, repay the same in whole or in part, and reborrow hereunder at any time and from time to time during the Commitment Period.

         (ii) LOAN AMOUNTS: The Company shall have the option, subject to the terms and conditions set forth herein, to borrow under this Section 2.1D up to the principal amount of the Commitments which, on the date hereof, total Five Hundred Ninety-Eight Million Four Hundred Thousand Dollars ($598,400,000) by means of any combination of:

                  (a) Fixed Rate Loans which shall be payable on their respective due dates and shall be drawn down in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000); and

                  (b) Competitive Libor Loans which shall be payable on the last date of their Competitive Libor Interest Period and shall be drawn down in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000).

         (iii) PROCEDURE FOR BORROWING: The procedure for borrowing under this Section 2.1D shall be as follows:

                  (a) Each such borrowing shall be made by Notice to the Competitive Advance Facility Agent (which Notice must be received by the Competitive Advance Facility Agent prior to 11:00 a.m. New York time four (4) London Banking Days prior to the requested borrowing date in the event of a Competitive Libor Loan and by 11:00 a.m. New York time one Banking Day prior to the proposed date of such borrowing in the event of a Fixed Rate Loan). Such Notice shall specify:

                           (1)      the amount of such borrowing;

                           (2) the requested borrowing date which shall be a Banking Day or a London Banking Day, as the case may be;

                           (3)      the type of Loan(s) comprising such
                                    borrowing; and

                           (4) the duration of the Competitive Libor Interest Period for any Competitive Libor Loan and the maturity date of any Fixed Rate Loan(s).

                  (b) The Competitive Advance Facility Agent shall promptly notify each Lender of its receipt of a request for a Competitive Loan thereby inviting the Lenders to submit Competitive Bids. Any such notice shall identify the name of the Company's bank, the Company's account number and American Banking Association routing number of the bank at which the Company's account is maintained and to which the proceeds from any Competitive Loan shall be routed.

                  (c) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Competitive Advance Facility Agent and must be received by the Competitive Advance Facility Agent by telecopy, in the case of a Competitive Libor Loan, not later than 10:00 a.m., New York time, three (3) London Banking Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Loan, not later than 10:00 a.m., New York time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Competitive Advance Facility Agent may be rejected by the Competitive Advance Facility Agent, and the Competitive Advance Facility Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall be in aggregate amounts of not less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000) and may equal the entire principal amount of the Competitive Borrowing requested by the Company. Each Competitive Bid shall specify (i) the Competitive Bid Rate(s) at which the applicable Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) as well as the basis of calculation and (ii) in the case of a Competitive Libor Loan, the Competitive Libor Interest Period applicable to each such Loan and the last day thereof.

                  (d) The Competitive Advance Facility Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that made such Competitive Bid.

                  (e) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Competitive Advance Facility Agent by telephone, confirmed by telecopy in a form approved by the Competitive Advance Facility Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Libor Loan, not later than 11:00 a.m., New York time, three (3) London Banking Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Loan, not later than 11:00 a.m., New York time, on the proposed date of the Competitive Borrowing;

                           provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro-rata in accordance with the amount of each such Competitive Bid, and (v) except as otherwise provided in clause
                           (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000); provided further that if a Competitive Loan must be in an amount less than Five Million Dollars ($5,000,000) because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of One Million Dollars ($1,000,000) or any integral multiple thereof, and in calculating the pro-rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of One Million Dollars ($1,000,000) in a manner determined by the Company.

                   (f) The Competitive Advance Facility Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (g) If the Competitive Advance Facility Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Competitive Advance Facility Agent pursuant to paragraph (b) of this Section.

         (iv) INTEREST RATES: Interest shall accrue at the Competitive Bid Rate specified in the applicable Competitive Bid, unless otherwise agreed by the Lender submitting such Competitive Bid and the Company.

         (v) PAYMENTS ON COMPETITIVE NOTES: All payments of principal and interest shall be made to the Competitive Advance Facility Agent in immediately available funds for the account of the Lenders by no later than 3:00 p.m. (New York time) on the applicable payment date which date shall be specified on the applicable Competitive Note. The Competitive Advance Facility Agent shall promptly distribute to each Lender the principal and interest received by it for the account of such Lender. Each Lender having made a Competitive Loan hereunder shall endorse each Competitive Note held by it or otherwise make appropriate book entries evidencing each payment of principal made thereon, it being understood, however, that any Lender's failure to record appropriate information on the grid(s) attached to any such Note shall in no way affect the obligation of the Company under this Agreement or under any such Note. Whenever any payment to be made hereunder, including without limitation, any payment to be made on any Note, shall be stated to be due on a day which is not a Banking Day, or a London Banking day as the case may be, such payment shall be made on the next Banking Day (but in any event not later than its maturity date) and such extension of time shall in each case be included in the computation of the interest payable on such Note. Notwithstanding the previous sentence, in the case of any Competitive Libor Loan, if the next London Banking Day is in a month other than the month the payment was originally due, such payment may be made on the immediately preceding London Banking Day and such reduction of time shall in each case be considered in the computation of the interest payable on such Note.

         (vi) COMPETITIVE NOTES: The obligation of the Company to repay the Fixed Rate Loans and the Competitive Libor Loans made by any Lender and to pay interest thereon shall be evidenced by non-negotiable Competitive Notes of the Company substantially in the form of Schedule E hereto, with appropriate insertions, dated the date of execution thereof by the Company and payable to the order of such Lender on the maturity date of such Loan, in the principal amount indicated thereon. The principal amount of the Fixed Rate Loans and the Competitive Libor Loans made by each Lender under this Section 2.1D and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Lender from time to time on the grid(s) attached to such Note or by appropriate book entry. The aggregate unpaid amount of Fixed Rate Loans and Competitive Libor Loans set forth on the grid(s) attached to each Competitive Note shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note, it being understood, however, that any Lender's failure to so record appropriate information on the grid(s) attached to its respective Competitive Note shall in no way affect the obligations of the Company under this Agreement or such Note.

         (vii) PREPAYMENT. The Company shall not have any right to prepay any Competitive Loan without the prior consent of the Lender having made such Loan.

SECTION 2.2. CONDITIONS TO CERTAIN LOANS OR CONVERSIONS. The obligation or right of each Lender to make any of the Loans or to convert any of the Loans described in Sections 2.1A, 2.1B, 2.1C or 2.1D hereunder is conditioned, in the case of each borrowing or conversion hereunder, upon:

         (i) the fact that no Possible Default or Event of Default shall then exist or immediately after such Loan would exist; and

         (ii)     the fact that the representations and warranties contained in
                  Article IV hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such borrowing or conversion.

         Each borrowing or conversion by the Company hereunder shall be deemed to be a representation and warranty by the Company as of the date of such borrowing or conversion as to the facts specified in Sections 2.2 (i) and (ii) above.

SECTION 2.3. FACILITY FEE. The Company agrees to pay to each Lender a Facility Fee, for the period from and including the date of this Agreement until the Commitments have terminated and the outstanding Loans have been repaid. The first payment of the Facility Fee shall be made no later than March 31, 1997 for the period January 3, 1997 to March 31, 1997. All payments of the Facility Fee shall be made to the Administrative Agent in immediately available funds for the account of the Lenders by no later than 3:00 p.m. (New York time) on the applicable payment date. The Administrative Agent shall promptly distribute to each Lender its ratable share of the Facility Fee received by it for the account of such Lender.

SECTION 2.4. COMPUTATION OF FACILITY FEES. Facility Fees shall be computed for the actual number of days elapsed on the basis of a 360-day year.

SECTION 2.5.      TERMINATION OF COMMITMENTS AND RIGHT OF SUBSTITUTION.

         (i) The Company may at any time or from time to time terminate in whole or ratably in part the Commitments of all of the Lenders to an amount not less than the aggregate principal amount of the Loans then outstanding under this Agreement, by giving the Lenders and the Administrative Agent not less than two (2) Banking Days' notice of the aggregate amount of such termination (which shall not be less than Five Million Dollars ($5,000,000) or any greater amount evenly divisible by One Million Dollars ($1,000,000)) and such Lender's proportionate amount of such termination. If the Company terminates in whole the Commitments of the Lenders, on the effective date of such termination (provided the Company has prepaid in full the unpaid principal balance, if any, of the Notes outstanding together with all accrued and unpaid interest, if any, Facility Fees accrued and unpaid, and any applicable prepayment premiums) all of the Notes outstanding shall be delivered to the Company marked "Cancelled". Any termination of the Commitments shall be irrevocable during the remainder of the Commitment Period.

         (ii) The Company may at any time or from time to time terminate or reduce the Commitment of any Lender hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding held by such Lender under this Agreement:

                  (a) immediately if such Lender satisfies any of the criteria for insolvency described in Section 7.5 hereof; or

                  (b) upon not less than two (2) Banking Days' notice to such Lender and the Administrative Agent if the Company, in its sole discretion, elects to terminate the Commitment of such Lender for any reason including, but not limited to, the default of such Lender under the terms of this Agreement.

         (iii) In the event the Commitment of any Lender is terminated by the Company, the Company shall replace such Lender with a successor Lender or Lenders (including any Lender or Lenders which are a party to this Agreement with the consent of such Lender or Lenders) with a Commitment not to exceed the Commitment of the terminated Lender(s); provided that such successor Lender shall, pursuant to a written instrument in form and substance satisfactory to the Company, effectively agree to become a party hereto and a "Lender" hereunder and be bound by the terms hereof.

         (iv) In the event of a default of any Lender under the terms of this Agreement, the Company's election to terminate the Commitment of such Lender shall not act as a waiver of any other remedies which the Company may have for such default.

         (v)      The termination of the Commitment of any Lender pursuant to
                  Section 2.5(ii) shall not affect the Commitments or the obligations of all remaining Lenders under this Agreement.

         (vi) After any termination or reduction of the Commitments as described in this Section 2.5, the Facility Fees payable hereunder shall be calculated upon the Commitments of the Lenders as so reduced.


           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS
                              AND FIXED RATE LOANS

SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time after the Effective Date any Regulatory Change shall impose, modify or deem applicable any reserve and/or special deposit requirement (other than reserves: (a) included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) or Competitive Libor Loan(s) in question or (b) attributable to requirements imposed by the Board of Governors of the Federal Reserve System on any Lender as a result of the failure of any such Lender to maintain necessary current capitalization or financial conditions imposed thereby) against assets held by, or deposits in or for the account of any Loans, by any Lender, and the result of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Loans or Competitive Libor Loans, as the case may be, or reduce the amount of principal or interest received by such Lender with respect to LIBOR Loans or Competitive Libor Loans, then upon demand by such Lender the Company shall pay to such Lender from time to time on Interest Adjustment Dates with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Lender for such increased cost or reduced amount, provided that such additional cost or reduced amount were allocable to such LIBOR Loans or Competitive Libor Loans.

                  A certificate as to the increased cost or reduced amount (hereinafter in this Section 3.1 collectively called "Increased Costs") as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Lender to the Company for its review. The Company shall pay such Increased Costs for such period of time prior to the date such certificate is received by the Company during which such Regulatory Change, by its terms, applies retroactively to any period of time prior to the date such Regulatory Change became effective. In addition, the Company shall pay such Increased Costs incurred by a Lender on and after the date such certificate is received by the Company unless, and until, the Company, notwithstanding any other provision of this Agreement,

         (i) upon at least three (3) Banking Days' prior written notice to such Lender, prepays the affected LIBOR Loans in full or converts all LIBOR Loans to Alternate Base Rate Loans regardless of the LIBOR Interest Period thereof, or

         (ii)     terminates the Commitment of such Lender pursuant to Section
                  2.5 (provided that the Company shall pay such Increased Costs on any LIBOR Loans from such Lender which remain outstanding).

                  Each Lender will notify the Company as promptly as practicable of the existence of any event which will likely require the payment by the Company of any such additional amount under this Section.

SECTION 3.2. CHANGES IN TAX LAWS. In the event that by reason of any Regulatory Change of the jurisdiction where the office of the Lender making a Loan is located, (i) any Lender shall, with respect to this Agreement or any transaction under this Agreement, be subject to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Lender or imposed on or calculated with respect to the value of the assets of such Lender) or (ii) any change shall occur in the taxation of any Lender with respect to any Loan and the interest payable thereon (other than any change which affects, and to the extent that it affects, the taxation of the total net income of such Lender or imposed on or calculated with respect to the value of the assets of such Lender), and if any such measures or any other similar measure shall result in an increase in the cost to such Lender of making or maintaining any Loan or in a reduction in the amount of principal, interest or Facility Fee receivable by such Lender in respect thereof, then such Lender shall promptly notify the Company stating the reasons therefor.

         A certificate as to any such increased cost or reduced amount (hereinafter in this Section 3.2 collectively called "Increased Taxes") as a result of any event mentioned in this Section 3.2, setting forth the calculations therefor, shall be submitted by such Lender to the Company for its review. The Company shall pay such Increased Taxes for such period of time prior to the date such certificate is received by the Company during which such Regulatory Change, by its terms, applies retroactively to any period of time prior to the date such Regulatory Change became effective. In addition, the Company shall pay such Increased Taxes incurred by such Lender on and after the date such certificate is received by the Company unless, and until, the Company, notwithstanding any other provision of this Agreement,

         (i) upon at least three (3) Banking Days' prior written notice to such Lender and the Administrative Agent, prepays the affected Loans in full, or

         (ii)     terminates the Commitment of such Lender pursuant to Section
                  2.5 hereof (provided that the Company shall pay such Increased Costs on any Loans from such Lender which remain outstanding).

         If any Lender receives such additional consideration from the Company pursuant to this Section 3.2 and thereafter obtains the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid, such Lender shall pay to the Company its allocable share thereof and shall reimburse the Company to the extent, but only to the extent, that such Lender shall have actually received a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return by any taxing agency is completed, such Lender determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Company as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Company as aforesaid, the Company, upon demand of such Lender, will promptly pay to such Lender the amount so refunded to which such Lender was not so entitled, or the amount by which the net income taxes of such Lender were not so reduced, as the case may be. The provisions of this Section 3.2 and Section 3.1 shall survive the termination of this Agreement.


SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In the event the Majority Lenders shall have determined, in good faith and reasonably, that Dollar deposits of the relevant amount for the relevant LIBOR Interest Period for LIBOR Loans are not available to the Lenders in the London Interbank Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining LIBOR then (i) any notice of new LIBOR Loans (or conversion of Revolving Credit

         Loans to LIBOR Loans) previously given by the Company and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Alternate Base Rate Loans unless the Company notifies the Administrative Agent to the contrary, and (ii) the Company shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current LIBOR Interest Period or Periods with respect thereto.

SECTION 3.4. INDEMNITY. Without limitation of any other provisions of this
         Article III, the Company hereby agrees to indemnify and hold harmless each of CBT, Chase and each Lender from and against all costs, expenses (including fees, charges and disbursements of counsel) and liabilities resulting from any litigation or other proceedings (regardless of whether CBT, Chase or any Lender is a party thereto), related to or arising out of the Transactions contemplated hereby, except to the extent such costs, expenses and liabilities result from the willful misconduct or gross negligence of the party seeking indemnification as determined by a court of competent jurisdiction, excluding consequential, incidental or special damages. A certificate as to any such loss or expense shall be promptly submitted by CBT, Chase and any such Lender to the Company for its review and shall be paid by the Company in the absence of manifest error.

SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any Regulatory Change shall make it unlawful for any Lender to fund, refinance, continue or convert into any LIBOR Loans which it is committed to make hereunder with moneys obtained in the London Interbank Eurodollar market, the Commitment of such Lender to fund, refinance, continue or convert into LIBOR Loans shall, upon the happening of such event, be suspended for the duration of such illegality and such Lender shall by written notice to the Company and the Administrative Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Lender shall similarly notify the Company and the Administrative Agent. If any such change shall make it unlawful for any Lender to continue in effect the funding in the London Interbank Eurodollar market of any LIBOR Loan previously made by it hereunder, such Lender shall, upon the happening of such event, notify the Company and the other Lenders thereof in writing stating the reasons therefor and the Company shall, on the earlier of (i) the last day of the then current LIBOR Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Alternate Base Rate Loans or prepay all LIBOR Loans to the Lenders in full. Any such prepayment or conversion shall not be subject to the prepayment premiums prescribed in Section 2.1A(x) hereof. Any requests for a LIBOR Loan not funded pursuant to this Section shall be deemed to have been a request for an Alternate Base Rate Loan.

SECTION 3.6. FUNDING. Each Lender may, but shall not be required to, make LIBOR Loans and Competitive Libor Loans with funds obtained outside the United States.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lenders that:

SECTION 4.1. CORPORATE EXISTENCE. The Company is a corporation duly organized and in good standing under the laws of the State of Ohio.

SECTION 4.2. AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance by the Company of this Agreement, the Notes and Related Writings are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of applicable law or any applicable final judgement in effect or of the Amended Articles of Incorporation or Regulations of the Company or of any agreement for borrowed money or other material agreement binding upon the Company. The Company has duly executed and delivered this Agreement.

SECTION 4.3. VALIDITY AND BINDING NATURE. This Agreement is, and the Notes when duly executed and delivered will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

SECTION 4.4. LITIGATION AND LIENS. To the best of the Company's knowledge, no litigation or proceeding is pending which would, if successful, have a Material adverse impact on the financial condition of the Company and the Consolidated Subsidiaries taken as a whole, which is not already reflected in the Company's Financial Reports delivered to the Lenders prior to the date of this Agreement. The Internal Revenue Service has not alleged any Material default by the Company in the payment of any tax or threatened to make any Material assessment in respect thereof which would have or reasonably could have a Material adverse impact on the financial condition of the Company and the Consolidated Subsidiaries, taken as a whole.

SECTION 4.5. ERISA COMPLIANCE. Neither the Company nor any Consolidated Subsidiary has incurred any Material accumulated funding deficiency within the meaning of ERISA and the regulations thereunder. No Reportable Event has occurred with respect to any Plan which would have a Material adverse financial impact on the Company or any of its Consolidated Subsidiaries, taken as a whole. The Pension Benefit Guaranty Corporation, established under ERISA, has not asserted that the Company or any Consolidated Subsidiary has incurred any Material liability in connection with any Plan. No Material lien has been attached and no person has threatened to attach such a lien on any property of the Company and any Consolidated Subsidiary as a result of the Company's or any Consolidated Subsidiary's failure to comply with ERISA.

SECTION 4.6. ENVIRONMENTAL MATTERS. To the best of the Company's knowledge, the Company and each Subsidiary is in substantial compliance with all applicable existing laws and regulations (other than laws and regulations the validity or applicability of which are being contested by the Company or a Subsidiary, as the case may be, in good faith by appropriate proceedings diligently prosecuted) relating to environmental control in all jurisdictions where the Company or any Subsidiary is presently doing business and the Company and each Subsidiary (to the extent applicable to its operations) is in substantial compliance with the Occupational Safety and Health Act of 1970 and all rules, regulations and applicable orders thereunder (other than rules, regulations and orders the validity or applicability of which are being contested by the Company or a Subsidiary, as the case may be, in good faith by appropriate proceedings diligently prosecuted).

SECTION 4.7. FINANCIAL REPORTS. The Financial Reports of the Company and the Consolidated Subsidiaries, furnished to each Lender prior to the date of this Agreement or from time to time pursuant to this Agreement shall be true and complete, prepared in accordance with generally accepted accounting principles, except as stated therein, and fairly present the Company's and its Consolidated Subsidiaries' financial condition and the results of their operations, as of the date, and for the period encompassed by such Financial Reports. Since the dates of the Company's most recent Financial Reports until the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Company and the Consolidated Subsidiaries taken as a whole.

SECTION 4.8. REGULATION U. Neither the Company nor any of its Consolidated Subsidiaries is generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Each of the Lenders represents and warrants to the Company that it is not relying on and will not rely on any margin stock (as described above) in determining whether to extend or maintain credit under this Agreement.

SECTION 4.9. GOVERNMENT REGULATION. Neither the Company nor any of its Consolidated Subsidiaries is registered or is required to be registered as a public utility under the Public Utility Holding Company Act of 1935 or as an investment company under the Investment Company Act of 1940.

SECTION 4.10. TAXES. The Company and its Consolidated Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to have been filed by them (subject to any available extensions) and have paid all taxes indicated as due on such returns except for any such taxes being contested by the Company or a Subsidiary, as the case may be, in good faith by appropriate proceedings diligently prosecuted (the Company having made adequate and reasonable provision for all material taxes not yet due and payable), if any, and all material assessments, if any.


SECTION 4.11. DEFAULTS. No Possible Default or Event of Default exists which would have or reasonably could have a Material adverse impact on the financial condition of the Company and the Consolidated Subsidiaries, taken as a whole.

                          ARTICLE V. OPENING COVENANTS

                Prior to or concurrently with the execution and delivery of this Agreement, the Company shall furnish to each Lender, and, with regard to Section 5.6, the Administrative Agent, copies of the following:

SECTION 5.1. RESOLUTIONS. Certified copies of the resolutions of the Board of Directors of the Company evidencing approval of the execution of this Agreement.

SECTION 5.2. LEGAL OPINION. A favorable opinion of counsel for the Company as to the matters referred to in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.8 and
         4.9 of this Agreement and such other matters as the Lenders may reasonably request.

SECTION 5.3. CERTIFICATE OF INCUMBENCY. A certificate of the secretary or assistant secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, and the Notes, together with the true signatures of such officers.

SECTION 5.4. FINANCIAL REPORTS. The Financial Reports of the Company and the Consolidated Subsidiaries, dated December 31, 1995, previously furnished to each Lender, are true and complete, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by the Company and the Consolidated Subsidiaries during the Company's 1995 fiscal year, except as stated therein, and fairly present the Company's and the Consolidated Subsidiaries' financial condition as of that date and the results of their operations for the period then ended. Since that date there has been no material adverse change in the Company's and the Consolidated Subsidiaries' financial condition, properties or business taken as a whole.

SECTION 5.5. GOOD STANDING. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, and any other legal matters relating to the Company and this Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

                              ARTICLE VI. COVENANTS

                Until the later of (i) the expiration of the Commitments or
         (ii) all obligations of the Company hereunder and under the Notes are satisfied and paid in full, the Company agrees that, unless at any time the Majority Lenders shall otherwise expressly agree in writing:

SECTION 6.1. INSURANCE. The Company will (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, and (b) upon any Lender's written request, furnish to such Lender such information about the Company's and its Consolidated Subsidiaries' insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Lender.

SECTION 6.2. FINANCIAL REPORTS. The Company will furnish to the Administrative Agent and each Lender:

         (i) within sixty (60) days after the end of each of the first three quarter-annual periods of each of its fiscal years (and, in any event, in each case as soon as available), the quarterly Financial Report of the Company and the Consolidated Subsidiaries as at the end of that period, prepared on a consolidated basis;

         (ii) within ninety (90) days after the end of each of its fiscal years (and, in any event, in each case as soon as available), the annual Financial Report of the Company and the Consolidated Subsidiaries for that year prepared on a consolidated basis;

         (iii) within sixty (60) days after the end of each of its quarterly accounting periods and within ninety (90) days after the end of its annual accounting period, a statement signed by a financial officer of the Company reflecting compliance with
                  Section 6.3 hereof and to the effect that no Event of Default has occurred and is continuing or, if there is any such event, describing it and the steps being taken, if any, to cure such event;

         (iv) promptly after filing with the Securities and Exchange Commission, any Form 8-K or Schedule 13D filings applicable to the Company (or any successor forms or schedules promulgated by the Securities and Exchange Commission from time to time which encompass the matters currently addressed in Form 8-K and Schedule 13D);

         (v) written notice of any change in the rating assigned to the Company's senior unsecured long-term debt by Moodys or S&P within thirty (30) days of such change; and

         (vi) such other financial information regarding the Company as any Lender may reasonably request.

SECTION 6.3. NET WORTH. The Company will not permit Consolidated Net Worth at any time to fall below Eight Hundred Million Dollars ($800,000,000).

SECTION 6.4. REGULATIONS U AND X. The Company will not nor will it permit any Subsidiary to take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System. The Company's use of proceeds of any borrowings under this Agreement will not cause a violation of Regulations U or X.

SECTION 6.5. MERGER AND SALE OF ASSETS. The Company will not merge or consolidate with or permit any Consolidated Subsidiary to merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during any twelve (12) month period, a substantial part of its assets to any person or entity (except as otherwise provided herein); provided, however, if no Possible Default, Event of Default or Change of Control (as such term is defined in Section 6.6) shall then exist or immediately thereafter will begin to exist:

         (i) Any Consolidated Subsidiary may merge with (a) the Company (provided that the Company shall be the continuing or surviving corporation) or (b) any one or more other Consolidated Subsidiaries provided that either the continuing or surviving corporation shall be a Wholly-Owned Consolidated Subsidiary, or after giving effect to any merger pursuant to this sub-clause (b), the Company and/or one or more Wholly-Owned Consolidated Subsidiaries shall own not less than the same percentage of the outstanding Voting Stock of the continuing or surviving corporation as the Company and/or one or more Wholly-Owned Consolidated Subsidiaries owned of the merged Consolidated Subsidiary immediately prior to such merger,

         (ii) Any Consolidated Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (a) the Company, (b) any Wholly-Owned Consolidated Subsidiary or (c) any Consolidated Subsidiary of which the Company and/or one or more Wholly-Owned Consolidated Subsidiaries shall own not less than the same percentage of Voting Stock as the Company and/or one or more Wholly-Owned Consolidated Subsidiaries then own of the Consolidated Subsidiary making such sale, lease, transfer or other disposition,

         (iii) The Company may sell the stock or assets of any Consolidated Subsidiary if such sale or other disposition is determined by the board of directors of the Company to be in the best interests of the Company and such sale is for a consideration which represents the fair value (as determined in good faith by the board of directors of the Company) thereof at the time of such sale of such stock or assets,

         (iv) The Company may merge with any other corporation, provided that the Company shall be the surviving corporation,

         (v) The Company or any Consolidated Subsidiary may sell all or any part of the assets of any of its divisions or operations if such sale or other disposition is determined by the board of directors of the Company and/or such Consolidated Subsidiary, as the case may be, to be in the best interests of the Company and/or such Consolidated Subsidiary, as the case may be, and such sale is for a consideration which represents the fair value (as determined in good faith by the board of directors of the Company) thereof at the time of such sale or other disposition of such assets, and

         (vi) The Company or any Subsidiary may sell or transfer all or any part of the assets of any of its divisions or operations to any Subsidiary.

SECTION 6.6. CHANGE OF CONTROL. In the event there occurs a Change of Control of the Company, the Commitments of the Lenders will immediately terminate and the outstanding Loans will become due and payable.

A. For purposes of this Section 6.6, a "Change of Control" shall be deemed to have occurred if:

         (i) Any Person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) who or that, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of such Person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock (as defined below) of the Company then outstanding, except:

                  (a)      the Company;

                  (b)      any Subsidiary of the Company;

                  (c) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                  (d) any such Person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, report such ownership (but only as long as such Person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Securities Exchange Act of 1934, as amended.

                  Notwithstanding the foregoing, (1) no Person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause
                  (d) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause (d) above) of the shares of Common Stock then outstanding; provided, however, that if a Person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause (d) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such Person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such Person shall be deemed to have triggered a Change of Control, and (2) if the Board of Directors determines that a Person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause (d) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause (d) above) of the shares of Common Stock or (B) such Person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such Person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such Person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause (d) above), then such Person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified clause (d) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director

                  (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other Person or entity other than:

                  (a) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

                  (b) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no Person, together with all Affiliates and Associates of such Person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any Person identified in clause A(i)(d)) of the combined voting power of the Company's then outstanding securities.

         (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any Person, together with all Affiliates and Associates of such Person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such Person, together with all Affiliates and Associates of such Person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

         (v) The shareholders of the Company approve a plan of complete liquidation of the Company.

         Notwithstanding any subparagraphs of this Section 6.6A above, with respect to any of the events described in subparagraphs (i), (iii),
         (iv) and (v), a Change of Control shall not be deemed to have occurred if any such event is approved by a vote of at least two-thirds of the directors.

B. A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (i) which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on April 23, 1997;

         (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 6.6B) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 6.6B) or disposing of any securities of the Company;

         provided; however, that a Person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (a) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, as amended, and
         (b) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Securities Exchange Act of 1934, as amended; and provided, further, that nothing in this Section 6.6B shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

C. "Common Stock" shall mean, unless specifically referenced otherwise, the shares of common stock $1.00 par value, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in subsections A (iii) or A(iv) of this Section 6.6, "Common Stock" shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls the Company. "Common Stock" when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first-mentioned corporation or business trust.

SECTION 6.7. NOTICE. Until the Termination Date, the Company will cause its treasurer, or in his absence another representative of the Company designated by the treasurer, to promptly notify the Lenders and the Administrative Agent whenever any Material Possible Default may occur or any warranty made in Article IV hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any Material respect to be true and complete.

SECTION 6.8. LIENS. The Company will not and will not permit any Consolidated Subsidiary to create, assume or suffer to exist any lien upon any of its property or assets (hereinafter "Properties") whether now owned or hereafter acquired without effectively providing that any borrowings under this Agreement shall be secured equally and ratably with all other indebtedness thereby secured, provided that this Section shall not apply to the following:

         (i) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings diligently prosecuted,

         (ii) other liens incidental to the conduct of its business or the ownership of its Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business,

         (iii) liens on Properties of a Consolidated Subsidiary to secure obligations of such Consolidated Subsidiary to the Company or another Consolidated Subsidiary,

         (iv) liens on Properties of the Company and/or its Consolidated Subsidiaries existing on the date hereof,

         (v) any lien existing on any Properties of any corporation at the time it becomes a Consolidated Subsidiary, existing prior to the time of acquisition upon any Properties acquired by the Company or any Consolidated Subsidiary through purchase, merger, consolidation or otherwise, whether or not assumed by the Company or such Consolidated Subsidiary,

         (vi) any lien placed upon any asset other than real property (hereinafter in this subparagraph (vi) "Asset") at the time of acquisition by the Company or any Consolidated Subsidiary to secure all or a portion of or to secure indebtedness incurred prior to, at the time of, or (in the case of any Asset acquired with the intent to obtain subsequent financing thereof secured by a lien) within one (1) year after the acquisition of such Asset for the purpose of financing all or a portion of the purchase price thereof, provided that any such lien shall not encumber any other Properties of the Company or such Consolidated Subsidiary,

         (vii) any lien placed upon any real property now owned or hereafter acquired by the Company or any of its Subsidiaries securing indebtedness in an amount up to eighty percent (80%) of the fair market value of such real property,

         (viii) liens in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder,

         (ix) liens created, assumed or existing in connection with a tax-free financing,

         (x) any lien renewing, extending or refunding any lien permitted by clauses (iv), (v), (vi), (vii), (viii) and (ix) above, provided that the principal amount secured is not materially increased, and such lien is not extended to other Properties, and

         (xi) liens other than those permitted by clauses (i) through (x) above, provided that the aggregate amount of all indebtedness secured by liens permitted by this clause (xi) shall not at any time exceed fifteen percent (15%) of Consolidated Net Worth.

SECTION 6.9. ERISA COMPLIANCE. Neither the Company nor any Consolidated Subsidiary will incur any Material accumulated funding deficiency within the meaning of the ERISA and the regulations thereunder, or any Material liability to the Pension Benefit Guaranty Corporation or any successor thereto in connection with any Plan. The Company will furnish to the Lenders as soon as possible and in any event within thirty (30) days after the Company or such Consolidated Subsidiary knows or has reason to know that any Material Reportable Event with respect to any Plan has occurred a statement of the chief financial officer of the Company or such Consolidated Subsidiary setting forth details as to such Reportable Event and the action which the Company or such Consolidated Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation (or any successor thereto) if a copy of such notice is available to the Company or such Consolidated Subsidiary.

SECTION 6.10. NOTICE OF DEFAULT. The Company will, and will cause each Consolidated Subsidiary to, give prompt notice in writing to each Lender, the Administrative Agent and the Competitive Advance Facility Agent of the occurrence of any Possible Default, Event of Default or Change of Control and of any other development, financial or otherwise, with respect to which there is a significant probability of a Material adverse impact on Consolidated Net Worth or on the Company's ability to repay the Notes.

SECTION 6.11. CONDUCT OF BUSINESS. The Company will, and will cause each Consolidated Subsidiary to, carry on and conduct its business in substantially the same manner as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

SECTION 6.12. TAXES. The Company will, and will cause each Consolidated Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings.

SECTION 6.13. COMPLIANCE WITH LAWS. The Company will use its best good faith efforts to comply and to cause each Subsidiary to comply with all such laws and regulations (other than laws and regulations the validity or applicability of which are being contested by the Company or a Subsidiary, as the case may be, in good faith by appropriate proceedings diligently prosecuted) which may be legally imposed in the future in jurisdictions in which the Company or any Subsidiary may then be doing business.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default:

SECTION 7.1. NON-PAYMENT OF NOTES, INTEREST, FACILITY FEE OR OTHER FEES. If the principal on any Note shall not be paid in full when due and payable and shall remain unpaid for a period of three (3) consecutive Banking Days, or London Banking Days, as the case may be and/or any interest due on any Note or any Facility Fee or Other Fee shall not be paid within five (5) Banking Days after written notice thereof to the Company from the Lender (or the Administrative Agent or the Competitive Advance Facility Agent, as the case may be) to whom such amount(s) are owed.

SECTION 7.2. COVENANTS. If the Company shall fail or omit to perform and observe any agreement or other provision (other than those referenced in Section 7.1 hereof) contained or referred to in this Agreement or in any Related Writing that is on the Company's part to be complied with, and such failure or omission, is not fully corrected within thirty (30) days after the giving of written notice thereof to the Company by no less than fifty-one percent (51%) of the Lenders acting as a whole.

SECTION 7.3. WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other information furnished by the Company to the Lenders or any other holder of any Note, shall be false or erroneous in any respect which would have or reasonably could have a Material adverse impact on the financial condition of the Company and the Consolidated Subsidiaries, taken as a whole.

SECTION 7.4. CROSS DEFAULT. If the Company or any of its Consolidated Subsidiaries (i) defaults in the payment of principal or interest due and owing upon any other Material obligation for borrowed money beyond any period of grace provided with respect thereto or (ii) defaults in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, and any such default is not waived by the holders of such agreement or instrument, and if the effect of such unwaived default would (a) accelerate the maturity of such indebtedness or permit the holder thereof to cause such indebtedness to become due prior to its stated maturity and (b) have or reasonably could have a Material adverse impact on the Company and the Consolidated Subsidiaries, taken as a whole.

SECTION 7.5. TERMINATION OF OPERATIONS, BANKRUPTCY OR INSOLVENCY. If the Company or a Consolidated Subsidiary representing in excess of ten percent (10%) of total consolidated assets of the Company and the Consolidated Subsidiaries shall (i) discontinue business (except as permitted under Section 6.5 hereof), or (ii) generally not pay (or admit in writing its inability to pay) its debts as such debts become due, or (iii) make a general assignment for the benefit of creditors, or (iv) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or a liquidator of all or a substantial part of its assets, or (v) be adjudicated an insolvent debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from to time to time, or (vi) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the substantive allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other comparable proceeding (whether federal or state) relating to relief of debtors, or (vii) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets.

                         ARTICLE VIII. EFFECT OF DEFAULT

SECTION 8. EFFECT OF EVENT OF DEFAULT. If any Event of Default described in
         Section 7.5 hereof shall occur, the Commitments (if they have not already been terminated) shall immediately terminate and all Notes shall automatically become immediately due and payable, without notice. If any other Event of Default shall occur and shall not have been remedied within an allowable time period referred to in this Agreement, then the Majority Lenders may terminate the Commitments (if they have not already been terminated) and the Outstanding Majority Lenders may declare that all Notes shall become immediately due and payable. The Majority Lenders and the Outstanding Majority Lenders shall promptly notify the Company in writing of any such declaration. The effect as an Event of Default of any event described in Section 7.1 or 7.5 hereof may be waived only by the written concurrence of the holders of one hundred percent (100%) of the aggregate unpaid principal amount of the Notes. The effect as an Event of Default of any other event described in Sections 7.2, 7.3 or 7.4 may be waived by the holders of fifty-one percent (51%) by amount of the Commitments.

          ARTICLE IX. THE ADMINISTRATIVE AGENT AND COMPETITIVE ADVANCE
                                 FACILITY AGENT

                 The Lenders hereby authorize (a) CBT and CBT hereby agrees to act as Administrative Agent, and (b) The Chase Manhattan Bank and Chase hereby agrees to act as the Competitive Advance Facility Agent, for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Competitive Advance Facility Agent to exercise such powers hereunder as are delegated to the Administrative Agent and the Competitive Advance Facility Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Notwithstanding anything in this Agreement to the contrary, or in a Related Writing, neither the Administrative Agent nor the Competitive Advance Facility Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Competitive Advance Facility Agent have or be deemed to have any fiduciary relationship with any Lender. Neither the Administrative Agent, the Competitive Advance Facility Agent nor any of its or their directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

SECTION 9.2. NOTE HOLDERS. The Administrative Agent and the Competitive Advance Facility Agent, as the case may be, may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Administrative Agent or the Competitive Advance Facility Agent, as the case may be.

SECTION 9.3. CONSULTATION WITH COUNSEL. Each of the Competitive Advance Facility Agent and the Administrative Agent may consult with legal counsel selected by it (including in-house counsel) and shall not be liable for any reasonable action taken or suffered in good faith by it in accordance with the written opinion of external counsel, issued before such action is taken or suffered.

SECTION 9.4. DOCUMENTS. Neither the Competitive Advance Facility Agent nor the Administrative Agent shall be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes, any Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and each of the Competitive Advance Facility Agent and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

SECTION 9.5. ADMINISTRATIVE AGENT, COMPETITIVE ADVANCE FACILITY AGENT AND THEIR AFFILIATES. With respect to the Loans made hereunder, each of the Competitive Advance Facility Agent and the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the

         Administrative Agent or the Competitive Advance Facility Agent, and the Administrative Agent and the Competitive Advance Facility Agent and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company.

SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that each of the Administrative Agent and the Competitive Advance Facility Agent shall be entitled to assume that no Possible Default or Event of Default has occurred and is continuing, unless the Administrative Agent or the Competitive Advance Facility Agent, as the case may be, has actual knowledge of such fact or has been notified by a Lender that such Lender considers that a Possible Default or Event of Default has occurred and is continuing and specifying the nature thereof.

SECTION 9.7. ACTION BY ADMINISTRATIVE AGENT, COMPETITIVE ADVANCE FACILITY AGENT. So long as the Administrative Agent or the Competitive Advance Facility Agent, as the case may be, shall be entitled, pursuant to Section 9.6 hereof, to assume that no Possible Default or Event of Default shall have occurred and be continuing, each of the Competitive Advance Facility Agent and the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Neither the Competitive Advance Facility Agent nor the Administrative Agent shall incur any liability under or in respect of this Agreement by action upon any notice, certificate, warranty or other paper or instrument reasonably believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which the Administrative Agent or the Competitive Advance Facility Agent reasonably believes to be necessary or desirable in the premises.

SECTION 9.8. INDEMNIFICATION. The Lenders agree to indemnify each of the Competitive Advance Facility Agent and the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out of pocket costs and expenses (including reasonable external counsel costs), expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against either the Competitive Advance Facility Agent or the Administrative Agent in any action taken or omitted by the Administrative Agent or the Competitive Advance Facility Agent with respect to this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Competitive Advance Facility Agent's gross negligence or willful misconduct or from any action taken or omitted by the Administrative Agent or the Competitive Advance Facility Agent in any capacity other than as agent under this Agreement.

SECTION 9.9. SUCCESSOR. The Company may select a successor or alternate Administrative Agent and/or Competitive Advance Facility Agent with the approval of the holders of fifty-one percent (51%) by amount of the Commitments or Loans, as the case may be.

                            ARTICLE X. MISCELLANEOUS

SECTION 10.1. LENDERS' INDEPENDENT INVESTIGATION. Each Lender, by its signature to this Agreement, acknowledges and agrees that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Company and any Subsidiary in connection with the extension of credit hereunder, and agrees that no other Lender, the Administrative Agent or the Competitive Advance Facility Agent has any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the first Loans or at any time or times thereafter.

SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of any Lender or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

SECTION 10.3. AMENDMENTS. Except as otherwise specifically provided herein no amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes (except in the event of a Money Market Note and/or Competitive Note), nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Company and the Majority Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 The unanimous consent of the Lenders shall be required with respect to (i) the change of maturity of any Term Note or Revolving Credit Note, or the payment date of interest thereunder,
         (ii) any change in the rate of interest on such Notes, or in the rate at which the Facility Fee referred to in Section 2.3 hereof shall be calculated or in any amount of principal or interest due on any Term Note or Revolving Credit Note, or in the manner of pro-rata application of any payments made by the Company to the Lenders hereunder, (iii) any change in any percentage voting requirement in this Agreement, (iv) any change in any date specified in this Agreement for the payment of principal or interest on any Term Note or Revolving Credit Note or for the payment of any Facility Fee hereunder, (v) any increase in any Lender's Commitment or Percentage, except pursuant to Section 2.5(iii) hereof, or any increase in the aggregate of all of the Lenders' Commitments hereunder or (vi) any change to this Section 10.3. No amendments to the duties or responsibilities of the Administrative Agent or Competitive Advance Facility Agent may be made without the prior written consent of the Administrative Agent or the Competitive Advance Facility Agent, as the case may be, except as provided in Section 9.9 hereof.

                Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by the Company to all Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

SECTION 10.4. CONFIDENTIALITY. Unless the Company otherwise agrees in writing, each Lender hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any person or entity other than such Lender's directors, officers, employees, affiliates, and agents, and then only on a confidential need-to-know basis; provided, however that a Lender may disclose Proprietary Information (a) as required by law, rule, regulation, or judicial process, (b) to its attorneys and accountants, (c) as requested or required by a state, federal, or foreign authority or examiner regulating Lenders or banking, or (d) to actual or potential assignees or participants as permitted by Section
         10.9 hereof who agree to be bound by the provisions of this Section. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Company, any Subsidiary, or any of their respective affiliates which has been furnished by the Company, any Subsidiary, or any of their respective affiliates, whether furnished before or after the date hereof, and regardless of the manner furnished; provided, however, that Proprietary Information shall not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by a Lender not permitted by this

         Agreement, (y) was available to a Lender on a nonconfidential basis prior to its disclosure to such Lender by the Company, any Subsidiary, or any of their respective affiliates, or (z) becomes available to a Lender on a nonconfidential basis from a person and/or entity other than the Company, any Subsidiary, or any of their respective affiliates who, to the best knowledge of such Lender, is not otherwise bound by a confidentiality agreement with the Company, any Subsidiary, or any of their respective affiliates, or, to the best knowledge of such Lender, is not otherwise prohibited from transmitting the information to such Lender.

SECTION 10.5. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Company or a Subsidiary, mailed or delivered to it, addressed to it at the address of the Company herein or hereinafter specified, and if to a Lender, mailed or delivered to it, addressed to the address (as may be amended from time to time) of such Lender specified on its signature page to this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when received.

SECTION 10.6. COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable legal fees for outside counsel) of the Lenders incurred directly as a result of the enforcement of this Agreement, the Notes and the other instruments and documents in connection herewith.

SECTION 10.7. OBLIGATIONS SEVERAL. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders as a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.

SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when taken together shall constitute one and the same agreement.

SECTION 10.9.     ASSIGNMENTS AND PARTICIPATIONS.

A. ASSIGNMENTS. Unless the Company otherwise consents in writing, which consent shall not be unreasonably withheld, no payee or other party in possession of any Note (including any Lender) shall assign or transfer any Note or any interest therein to any other person or entity, except as otherwise permitted under this Section, or negotiate any Note, as such term is defined in Ohio Revised Code Chapter 1303; provided, however, no consent from the Company shall be required in the event a Lender makes any such assignment to an affiliate of such Lender or to another Lender. Except as otherwise expressly agreed in writing by the Company, no Lender shall, by reason of the assignment or transfer of any Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given, or other action taken hereunder, prior to such transfer, by each previous holder of such Note; and the Company shall be entitled to conclusively assume that the transferee shall thereafter be vested with all rights and powers under this Agreement of the Lender named as the payee of the Note which is the subject of such transfer. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States pursuant to applicable law. No party in possession of a Note shall be a "Holder" as such term is defined in Ohio Revised Code Chapter 1303. Notwithstanding any provision of this Section

         10.9 to the contrary, the Company may not assign or transfer any of its rights or obligations hereunder without the consent of the holders of one hundred percent (100%) by amount of the Commitments or Loans, as the case may be.

B. PARTICIPATIONS. Any Lender may grant participations in or to all or any part of any Loan or Loans held by such Lender and Commitment of such Lender and the Notes held by such Lender without the consent of the Company. Except as otherwise expressly agreed in writing by the Company, no grant of a participation shall relieve any Lender of its obligations hereunder. The Company shall be entitled to deal solely with the Lenders (and their respective assignees) for all purposes of this Agreement and the Notes, and no holder of a participation in all or any part of the Loans, Notes or Commitments shall have any rights under this Agreement and shall not be a Holder of any Note, as such term is defined in Ohio Revised Code Chapter 1303.

C. DISCLOSURE OF INFORMATION. The Company hereby consents to the disclosure of any information obtained in connection herewith by any Lender to any entity which is an assignee or potential assignee or a participant or potential participant pursuant to Section 10.9A or 10.9B hereof, it being understood that such Lender shall advise any such actual or potential assignee or participant of its obligation to keep confidential any nonpublic information disclosed to it pursuant to this
         Section 10.9 and, prior to the disclosure of such information, shall cause each such actual or potential assignee or participant to execute a confidentiality agreement containing the confidentiality provisions set forth in Section 10.4 hereof.

D. SECURITIES LAWS. Each Lender represents that it is the present intention of such Lender to acquire each Note drawn to its order for its own account and not with a view to the distribution or sale thereof.

SECTION 10.10. TAX FORMS. With respect to each Lender which is organized under the laws of a jurisdiction outside the United States (which claims exemption from, or reduction of, United States withholding tax under Sections 1441 or 1442 of the Internal Revenue Code of 1986, as amended), on the date of any borrowing, and from time to time thereafter if requested by the Company or the Administrative Agent, each such Lender shall provide the Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Company and the Administrative Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Company and the Administrative Agent have received such forms and such other documents reasonably requested by the Administrative Agent or the Company indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

SECTION 10.11. ENTIRE AGREEMENT. This Agreement supersedes any prior agreement or understanding of the parties hereto, and contains the entire agreement of the parties hereto, with respect to the matters covered hereby; provided that the indemnification and expense reimbursement provisions of the Commitment Letter dated November 12, 1996 by and among the Company, CBT, Chase and Chase Securities, Inc. and the provisions relating to the administration fees and the auction administration fees in the Fee Letter referred to therein shall continue in effect notwithstanding the execution and delivery of this Agreement.

SECTION 10.12. GOVERNING LAW. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of the Company and the Lenders shall be governed by Ohio law.

SECTION 10.13. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

SECTION 10.14. PRESS RELEASES. Neither the Administrative Agent nor any Lender or the Competitive Advance Facility Agent shall issue any press release regarding this Agreement without the prior written consent of the Company.

SECTION 10.15. CONSENT TO JURISDICTION. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Competitive Advance Facility Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

                The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

                                         THE SHERWIN-WILLIAMS COMPANY


                                          By: /s/
                                             -----------------------------------
                                              LARRY J. PITORAK
                                              Title:   SENIOR VICE PRESIDENT-
                                                       FINANCE, TREASURER AND
                                                       CHIEF FINANCIAL OFFICER

                                           By: /s/
                                               ---------------------------------
                                                    CYNTHIA D. BROGAN
                                           Title:   VICE PRESIDENT AND ASSISTANT
                                                    TREASURER

Amount of            Percentage of
Commitment           Commitments           ABN AMRO Bank N.V.
----------           -----------
$40,000,000          6.68%                 by: ABN AMRO North America,
                                           Inc. as agent




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           ABN AMRO Bank N.V.
                                           by: ABN AMRO North America, Inc.
                                           as agent
                                           One PPG Place, Suite 2950
                                           Pittsburgh, PA l5222-5400


                                           Telephone:
                                                     ---------------------------
                                           Facsimile:
                                                     ---------------------------

Amount of          Percentage of
Commitment         Commitments             BankBoston, N.A.
----------         -----------
$19,200,000        3.21%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           BankBoston, N.A.
                                           100 Federal Street, 01-09-05
                                           Boston, MA 02110


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of          Percentage of
Commitment         Commitments             National City Bank
----------         -----------
$40,000,000        6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           National City Bank
                                           1900 East Ninth Street (LOC 2077)
                                           Cleveland, Ohio 44114


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of          Percentage of
Commitment         Commitments             Wells Fargo Bank, N.A.
----------         -----------
$40,000,000        6.68%



                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Wells Fargo Bank, N.A.
                                           707 Wilshire Boulevard - MAC 2818-165
                                           Los Angeles, CA  90017


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               PNC Bank, National Association
----------       -----------
$30,400,000      5.08%




                                           By: /s/
                                               ---------------------------------
Expiration Date:  January 3, 2003

                                                Name:
                                                Title:



                                           PNC Bank, National Association
                                           249 Fifth Ave., 2nd Floor
                                           Pittsburgh, PA 15222-2702


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of          Percentage of
Commitment         Commitments             Wachovia Bank of Georgia, N.A.
----------         -----------
$30,400,000        5.08%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Wachovia Bank of Georgia, N.A.
                                           191 Peachtree Street, N.E.
                                           Atlanta, GA 30303


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of          Percentage of
Commitment         Commitments             SunTrust Bank, Atlanta
----------         -----------
$40,000,000        6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           SunTrust Bank, Atlanta
                                           25 Park Place, 26th Floor
                                           Atlanta, GA 30303


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               Banca Commerciale Italiana
----------       -----------               Chicago Branch
$19,200,000      3.21%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Banca Commerciale Italiana
                                           Chicago Branch
                                           150 North Michigan Avenue, Suite 1500
                                           Chicago, Ill. 60601


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               The Bank of New York
----------       -----------
$40,000,000      6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           The Bank of New York
                                           One Wall Street
                                           New York, New York 10286


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               Bank One, NA (Illinois)
----------       -----------
$40,000,000      6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Bank One, NA (Illinois)
                                           611 Woodward Avenue, Mail Suite 8074
                                           Detroit, MI 48226


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of         Percentage of
Commitment        Commitments              The Bank of Nova Scotia
----------        -----------              Atlanta Agency
$19,200,000       3.21%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           The Bank of Nova Scotia
                                           Atlanta Agency
                                           600 Peachtree Street, N.E.
                                           Suite 2700
                                           Atlanta, GA  30308


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               Bank of America, N.A.
----------       -----------
$40,000,000      6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Bank of America, N.A.
                                           335 Madison Avenue, 5th Floor
                                           New York, NY  10017


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of         Percentage of
Commitment        Commitments              KeyBank National Association
----------        -----------
$40,000,000       6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                                KeyBank National Association
                                                127 Public Square/Mail Code:OH
                                                01-27-0606
                                                Cleveland, Ohio 44114-1306


                                                Telephone:
                                                          ----------------------

                                                Facsimile:
                                                          ----------------------

Amount of          Percentage of
Commitment         Commitments             First Union National Bank
----------         -----------              of North Carolina
$40,000,000        6.68%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           First Union National Bank of North
                                           Carolina
                                           301 South College Street, TW-5
                                           Charlotte, NC 28288-0745


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments               Mellon Bank, N.A.
----------       -----------
$30,400,000      5.08%




                                           By: /s/
                                               ---------------------------------


                                                 Name:
                                                 Title:



                                           Mellon Bank, N.A.
                                           One Mellon Bank Center, Room 4320
                                           Pittsburgh, PA 15258-0001


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of         Percentage of
Commitment        Commitments              Royal Bank of Canada
----------        -----------
$30,400,000       5.08%




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Royal Bank of Canada
                                           One Liberty Plaza, 5th Floor
                                           165 Broadway
                                           New York, New York 10006-1404

                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of        Percentage of
Commitment       Commitments
$40,000,000      6.68%                     Chase Bank of Texas,
                                           National Association




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Chase Bank of Texas, National
                                            Association
                                           712 Main Street (4TCBN59)
                                           Houston, TX  77002-8059


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

Amount of         Percentage of
Commitment        Commitments
-----------       -------------
$19,200,000       3.21%                    Fifth Third Bank




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           Fifth Third Bank
                                           1404 East Ninth Street
                                           Cleveland, Ohio  44114


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------

                                           The Chase Manhattan Bank,
                                           as the Competitive Advance Facility
                                           Agent




                                           By: /s/
                                               ---------------------------------


                                                Name:
                                                Title:



                                           The Chase Manhattan Bank
                                           270 Park Avenue, 4th Floor
                                           New York, NY  10017


                                           Telephone:
                                                     ---------------------------

                                           Facsimile:
                                                     ---------------------------



                                                                      Schedule A
ABN AMRO Bank N.V.                                   First Union National Bank of North Carolina
One PPG Place, Suite 2950                            301 South College Street, TW-5
Pittsburgh, PA  15222-5400                           Charlotte, NC  28288-0745

Banca Commerciale Italiana                           KeyBank National Association
150 North Michigan Avenue, Suite 1500                127 Public Square
Chicago, IL  60601                                   Mail Code:  OH-01-27-0606
                                                     Cleveland, OH  44114-1306
BankBoston, N.A.
100 Federal Street, 01-09-05                         Mellon Bank, N.A.
Boston, MA  02110                                    One Mellon Bank Center, Rm. 4320
                                                     Pittsburgh, PA  15258-0001
Bank of America, N.A.
335 Madison Avenue                                   National City Bank
5th Floor                                            1900 East Ninth Street (LOC 2077)
New York, NY  10017                                  Cleveland, OH  44114

The Bank of New York                                 PNC Bank, National Association
One Wall Street                                      249 Fifth Avenue, 2nd Floor
New York, NY  10286                                  Pittsburgh, PA  15222-2707

The Bank of Nova Scotia                              Royal Bank of Canada
Atlanta Agency                                       One Liberty Plaza, 5th Floor
600 Peachtree Street, N.E.                           165 Broadway
Suite 2700                                           New York, NY  10006-1404
Atlanta, GA  30308
                                                     SunTrust Bank, Atlanta
Chase Bank of Texas, National Association            25 Park Place, 26th Floor
712 Main Street (4TCBN59)                            Atlanta  GA  30303
Houston, TX  77002-8059
                                                     Wachovia Bank of Georgia, N.A.
Fifth Third Bank                                     191 Peachtree Street, N.E.
1404 East Ninth Street                               Atlanta, GA  30303
Cleveland, OH  44114
                                                     Wells Fargo Bank, N.A.
Bank One, NA (Illinois)                              707 Wilshire Boulevard - MAC 2818-165
611 Woodward Avenue, Mail Suite 8074                 Los Angeles, CA  90017
Detroit, MI  48226


                                                                      Schedule B

                      NON-NEGOTIABLE REVOLVING CREDIT NOTE

$________________________                      Cleveland, Ohio

                                               Due Date:  _______________, 19__

         FOR VALUE RECEIVED, the undersigned, THE SHERWIN-WILLIAMS COMPANY ("Borrower") promises to pay to the order of _____________________________ ("Lender"), the principal sum of _______________________________ Dollars
($__________) or the aggregate unpaid principal amount of all Loans evidenced by this Note made by Lender to Borrower pursuant to Paragraph A of Section 2.1 of the Amended and Restated Five Year Revolving Credit Agreement, whichever is less, in legal tender of the United States of America on the Due Date indicated above pursuant to that certain Amended and Restated Five Year Revolving Credit Agreement (as may be amended from time to time, "Credit Agreement") dated January 3, 2000 by and among Borrower, Chase Bank of Texas, National Association, as Administrative Agent, , The Chase Manhattan Bank and the Lenders identified on the signature pages to such Agreement. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in said Credit Agreement.

         Borrower promises to pay interest on the unpaid principal amount from time to time outstanding from the date of such Loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Paragraph A of Section 2.1 of the Credit Agreement. Said interest shall be payable on each date provided for in Paragraph A of said Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Alternate Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be recorded on the grid(s) attached hereto and made a part hereof or by appropriate book entry. All Revolving Credit Loans to Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by Lender prior to transfer hereof on such grid(s) or by appropriate book entries, it being understood, however, that Lender's failure to record appropriate information in the grid(s) attached to this Note shall in no way affect the obligation of Borrower under the Credit Agreement or this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement , or any Event of Default under the Credit Agreement the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to such Credit Agreement for a description of other terms and conditions upon which this Note is issued.

                                        THE SHERWIN-WILLIAMS COMPANY
                                        ("Borrower")


                                        By:_____________________________________

                                        Title:__________________________________


                                                  REVOLVING CREDIT NOTE
                                              LOANS AND PRINCIPAL PAYMENTS
                                              ----------------------------


=================================================================================================================================

        Amount of Alternate          Amount of            Amount of          Unpaid Principal Balance        Name of Person
        Base Rate Loan                 LIBOR          Principal Prepaid      of Revolving Credit Note      Making Notification
Date                                    Loan
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------


=================================================================================================================================

                                                                      Schedule C

                        NON-NEGOTIABLE MONEY MARKET NOTE

$________________________                            Cleveland, Ohio

                                                _________________________, 19__

                                                Due Date: _____________________

         FOR VALUE RECEIVED, the undersigned, THE SHERWIN-WILLIAMS COMPANY ("Borrower") promises to pay to the order of ___________________ ("Lender") , the principal sum of __________________________ Dollars ($__________) pursuant to Paragraph B of Section 2.1 of the Amended and Restated Five Year Revolving Credit Agreement, in legal tender of the United States of America on the Due Date indicated above pursuant to that certain Amended and Restated Five Year Revolving Credit Agreement (as may be amended from time to time, "Credit Agreement") dated January 3, 2000 by and among Borrower, Chase Bank of Texas, National Association, as Administrative Agent, The Chase Manhattan Bank and the Lenders identified on the signature pages to such Agreement in lawful money of the United States of America. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the credit agreement referred to herein.

         Borrower promises to pay interest on the unpaid principal amount from time to time outstanding from the date of such Loan until the payment in full thereof at the rate of __________ percent (____%) per annum. Said interest shall be payable on each date provided for in Paragraph B of Section 2.1 of the Credit Agreement ; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the credit agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate from time to time in effect. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Money Market Notes referred to in the Credit Agreement Reference is made to such Credit Agreement for a description of other terms and conditions upon which this Note is issued.

                                            THE SHERWIN-WILLIAMS COMPANY
                                            ("Borrower")



                                            By:_________________________________
                                                                           Title

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                                                 MONEY MARKET NOTE
                                           LOANS AND PRINCIPAL PAYMENTS
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                   Amount of Loan     Amount of Principal    Unpaid Principal Balance    Name of Person Making
     Date                                   Prepaid            of Money Market Loan            Notation
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

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


                                                                      Schedule D

                                 TERM LOAN NOTE


$_____________________________                              Cleveland, Ohio

                                                       ___________________, 19__

         FOR VALUE RECEIVED, the undersigned THE SHERWIN-WILLIAMS COMPANY ("Borrower") promises to pay to the order of __________________________________
("Lender"), the principal sum of ______________________________________ Dollars
($_____________) or the aggregate unpaid principal amount of all loans evidenced by this Note made by the Lender to the Borrower pursuant to Paragraph C of Section 2.1 of the Credit Agreement hereinafter referred to, whichever is less, in lawful money of the United States of America in four (4) equal consecutive semi-annual installments commencing six (6) months from the date hereof Capitalized terms used herein shall have the meanings ascribed to them in said Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Term Loan from time to time outstanding from the date of such Loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Paragraph C of Section 2.1 of the Credit Agreement. Said interest shall be payable on each date provided for in Paragraph C of said Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Alternate Base Rate Loans and LIBOR Loans, and payments of principal of either thereof, will be recorded on the grid(s) attached hereto and made a part hereof or by appropriate book entries and all payments on account of principal hereof shall be recorded by the Lender prior to then transfer hereof on such grid(s) or by appropriate book entries, it being understood, however, that Lender's failure to record appropriate information on the grid(s) attached to this Note shall in no way affect the obligation of the Borrower under the Credit Agreement or this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement hereinafter referred to, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be 1.1 times the Alternate Base Rate from time to time in effect. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Term Loan Notes referred to in the Amended and Restated Five Year Revolving Credit Agreement (as may be amended from time to time, "Credit Agreement") dated January 3, 2000 among the Borrower, Chase Bank of Texas, National Association, as Administrative Agent, The Chase Manhattan Bank and the Lenders named therein. Reference is made to such Credit Agreement for description of other terms and conditions upon which this Note is issued.

                                        THE SHERWIN-WILLIAMS COMPANY
                                        ("Borrower")


                                        By:  ________________________________

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                                                           TERM LOAN NOTE
                                                   LOANS AND PAYMENTS OF PRINCIPAL
                                                   -------------------------------


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           Amount of Alternate    Amount of LIBOR Loan   Amount of Principal   Unpaid Principal Balance  Name of Person Making
     Date    Base Rate Loan                                    Prepaid            of Term Loan Note            Notation
-------------------------------------------------------------------------------------------------------------------------------

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


                                                                      Schedule E

                       NON-NEGOTIABLE COMPETITIVE BID NOTE

$___________________                                  Cleveland, Ohio

                                               Due Date:  _______________, 19__

         FOR VALUE RECEIVED, the undersigned, THE SHERWIN-WILLIAMS COMPANY ("Borrower") promises to pay on the last day of the relevant interest period as referred to in that certain Amended and Restated Five Year Revolving Credit Agreement (as may be amended from time to time, "Credit Agreement") dated January 3, 2000 by and among Borrower, Chase Bank of Texas, National Association, The Chase Manhattan Bank and the Lenders identified on the signature pages to such Agreement, to the order of _____________________________ ("Lender"), the principal sum of _______________________________ Dollars
($__________) or the aggregate unpaid principal amount of all Loans evidenced by this note made by Lender to Borrower pursuant to Paragraph D of Section 2.1 of the Credit Agreement, whichever is less, in legal tender of the United States of America pursuant to the Credit Agreement. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in said Credit Agreement.

         Borrower promises to pay interest on the unpaid principal amount from time to time outstanding from the date of such Loan until the payment in full thereof at the rates per annum which shall be determined in accordance with the provisions of Paragraph D of Section 2.1 of the Credit Agreement. Said interest shall be payable as provided in the relevant Competitive Bid accepted by the Company provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Fixed Rate Loans and Competitive Libor Loans, and payments of principal of any thereof, will be recorded on the grid(s) attached hereto and made a part hereof or by appropriate book entry. All Competitive Loans to Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by Lender prior to transfer hereof on such grid(s) or by appropriate book entries, it being understood, however, that Lender's failure to record appropriate information in the grid(s) attached to this Note shall in no way affect the obligation of Borrower under the Credit Agreement or this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement hereinafter referred to, or in any Event of Default under the Credit Agreement the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be _________________

         This Note is one of the Competitive Notes referred to in the Credit Agreement. Reference is made to such Credit Agreement for a description of other terms and conditions upon which this Note is issued.

                                    THE SHERWIN-WILLIAMS COMPANY
                                    ("Borrower")


                                    By:________________________________________

                                    Title:_____________________________________

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


                                                          COMPETITIVE NOTE
                                                    LOANS AND PRINCIPAL PAYMENTS
                                                    ----------------------------

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                                 Amount of              Amount of
         Amount of Fixed        Competitive       Principal Prepaid (if     Unpaid Principal Balance         Name of Person
  Date      Rate Loan           Libor Loan          consent obtained)          of Competitive Note        Making Notification
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

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